UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

December 12, 2006
(Date of report)

December 6, 2006
(Date of earliest event reported)

Sotheby's
(Exact name of registrant as specified in its charter)

Delaware	1-9750	38-2478409
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation or
organization)

1334 York Avenue
New York, NY		10021
(Address of principal executive offices)		(Zip Code)

(212) 606-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

     On December 7, 2006, a wholly owned subsidiary of Sotheby’s (the “Company”), adopted the Sotheby’s Deferred Compensation Plan (the “Plan”), effective January 1, 2007. The Plan replaces the Company’s existing non-qualified Benefit Equalization Plan (the “BEP”) (an unfunded deferred compensation plan that is available to senior officers of the Company in the United States) with a plan that incorporates best practice features of contemporary non-qualified plans, at minimal extra cost to the Company. Participants in the Plan will be able to defer a greater proportion of eligible compensation as compared to the BEP and will be provided with more flexible distribution options. Specifically, the Plan allows eligible employees to defer up to 80% of base salary and up to 100% of incentive compensation; non-employee Directors will be allowed to defer up to 100% of the cash portion of Directors’ fees. As with the BEP, the employer matching and profit sharing contribution levels will be identical to those in the Company’s qualified 401(k) plan. The Plan will provide a broad menu of investment crediting options; whereas BEP balances are credited at a fixed rate of 3.3% above the 10-year U.S. Treasury rate.

     Employee deferrals and employer contributions will be informally funded into a rabbi trust via investments in corporate-owned life insurance, as well as taxable investments. Existing unfunded BEP balances, which totaled $23.4 million as of October 31, 2006, will be transferred into the Plan on January 1, 2007. The Company intends to fund this amount into the rabbi trust in the near future.

FORWARD LOOKING STATEMENTS

     This Form 8-K contains certain forward looking statements; as such term is defined in Section 21E of the Securities Exchange Act of 1934, as amended, relating to future events and the financial performance of the Company. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that the actual events or performance will differ materially from such predictions. Major factors which the Company believes could cause the actual results to differ materially from the predicted results in the forward looking statements include, but are not limited to, the factors listed in the Company’s Form 10-Q for the period ended September 30, 2006 under Item 1A, “Risk Factors,” which are not ranked in any particular order.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOTHEBY'S

By:	/s/ Michael L. Gillis

Michael L. Gillis
Senior Vice President,
Controller and Chief
Accounting Officer

Date:	December 12, 2006